Exhibit 99

Contact:

Brent Turner

President

(615) 861-6000

Acadia Healthcare Reports 28.3% Growth in Fourth Quarter Adjusted EPS to $0.59 on

Revenue of $495.3 Million

Full Year 2015 Adjusted EPS Increases 44.8% to $2.23

Completes the Acquisition of Priory Group

Establishes Guidance for 2016 Adjusted Earnings per Diluted Share in Range of

$2.81 to $2.86

FRANKLIN, Tenn. – February 16, 2016 – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2015. Revenue increased 68.0% for the quarter to $495.3 million from $294.9 million for the fourth quarter of 2014. Income from continuing operations attributable to Acadia stockholders was $41.5 million, or $0.58 per diluted share, for the fourth quarter of 2015 compared with $22.3 million, or $0.37 per diluted share, for the fourth quarter of 2014. Adjusted income from continuing operations attributable to Acadia stockholders increased 55.8% to $42.3 million for the fourth quarter of 2015 from $27.2 million for the fourth quarter of 2014, and adjusted income from continuing operations per diluted share attributable to Acadia stockholders increased 28.3% to $0.59 from $0.46. Weighted average diluted shares outstanding increased 19.5% for the fourth quarter of 2015 from the fourth quarter of 2014, primarily due to the issuance of common stock in February and May 2015, the net proceeds of which have primarily been used to fund acquisitions. A reconciliation of all non-GAAP financial results in this release appears on pages 8 and 9.

For 2015, revenue was $1.8 billion, an increase of 78.6% from $1.0 billion for 2014. Income from continuing operations attributable to Acadia stockholders for 2015 was $119.4 million, or $1.75 per diluted share, compared with $83.2 million, or $1.50 per diluted share, for 2014. Adjusted income from continuing operations attributable to Acadia stockholders increased 79.7% to $152.8 million for 2015 from $85.0 million for 2014, while adjusted income from continuing operations per diluted share attributable to Acadia stockholders increased 44.8% to $2.23 from $1.54. Weighted average shares outstanding increased 23.6% for 2015 compared with 2014.

“Acadia produced strong financial and operating results for the fourth quarter of 2015, completing another fiscal year of substantial profitable growth,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “Our performance was driven by outstanding execution of our organic growth and acquisition strategies in both the United States and the United Kingdom.

“We have already taken a major step toward continuing our strong performance in 2016 by completing the acquisition of the Priory Group. Priory brings approximately 7,100 behavioral healthcare beds in 327 facilities to Acadia and generated revenue of approximately $865 million and adjusted EBITDA of approximately $196 million for the twelve months ended September 30, 2015. We welcome the high quality Priory team of more than 13,000 people to Acadia, and we are confident of our prospects for producing further growth as the U.K.’s leading independent provider of behavioral healthcare.”

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ACHC Reports Fourth Quarter Results

February 16, 2016

Brent Turner, President of Acadia, added, “We used a combination of equity and long-term debt financing to complete the Priory transaction. The cash sources included net proceeds of $685 million from our January public equity offering of 11.5 million shares, $390 million from our offering of 6.5% senior unsecured notes due 2024 and $955 million from a new senior secured term loan B at an interest rate of LIBOR plus 3.75%. Priory’s shareholders also received 4,033,561 shares of Acadia’s common stock. In addition, we used borrowings from our amended senior secured term loan A, which was increased by $135 million at an interest rate of LIBOR plus 3.25%, to pay down the majority of our $300 million revolving credit facility.”

During the fourth quarter of 2015, Acadia completed five acquisitions that included five inpatient facilities with approximately 200 beds in total and 19 comprehensive treatment centers (CTCs). For full-year 2015, the Company completed 17 acquisitions, bringing 69 inpatient facilities with approximately 3,450 beds and 107 CTCs to the Company.

In addition to adding inpatient beds through acquisition, an important element of Acadia’s organic growth strategy is to meet increasing market demand by adding beds to existing and de novo facilities. Consistent with the Company’s guidance, Acadia added a total of approximately 670 beds for 2015, 149 of which were added in the fourth quarter.

New beds added in 2015, as well as Acadia’s continuing initiatives to build revenue at each facility, drove a 8.0% increase in consolidated same facility revenue for the fourth quarter of the year, comprised of a 7.8% increase in patient days and a 0.1% increase in revenue per patient day. Consolidated same facility EBITDA margin for the fourth quarter of 2015 was 25.5% compared with 25.7% for the fourth quarter of 2014. Acadia’s consolidated adjusted EBITDA for the fourth quarter increased 68.4% to $111.8 million, or 22.6% of revenue, compared with $66.4 million, or 22.5% of revenue, for the fourth quarter of 2014.

Mr. Jacobs concluded, “We believe Acadia is well positioned financially to continue executing its acquisition and organic growth strategies in 2016. Subsequent to the completion of the Priory acquisition, we continue to have significant availability under our $300 million revolving credit facility. We also expect to continue generating substantial operating cash flow, which for 2015, totaled $242.1 million. Including the impact of the Priory transaction, the Company’s leverage ratio is currently 5.4.”

Acadia today established its guidance for 2016 adjusted earnings per diluted share in a range of $2.81 to $2.86, an increase of approximately 26% to 28% over 2015. For the first quarter of 2016, the Company expects adjusted earnings per diluted share in a range of $0.53 to $0.54, an increase of approximately 23% to 26% over 2015, reflecting the impact of the Company’s equity offering in early January and the shares of common stock issued to the Priory shareholders, offset by only a partial quarter of the Priory transaction. The Company’s guidance assumes an exchange rate of $1.45 per British Pound Sterling, non-cash stock compensation expense of approximately $26 million and a tax rate of 23%. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its fourth quarter financial results at 9:00 a.m. Eastern Time on Wednesday, February 17, 2016. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through March 3, 2016.

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ACHC Reports Fourth Quarter Results

February 16, 2016

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including Priory facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and third-party payors; (iv) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vi) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 585 behavioral healthcare facilities with approximately 17,100 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

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ACHC Reports Fourth Quarter Results

February 16, 2016

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands, except per share amounts)
Revenue before provision for doubtful accounts	$504,917	$301,000	$1,829,619	$1,030,784
Provision for doubtful accounts	(9,598)	(6,099)	(35,127)	(26,183)

Revenue	495,319	294,901	1,794,492	1,004,601
Salaries, wages and benefits (including equity-based compensation expense of $5,896, $3,083, $20,472 and $10,058, respectively)	266,149	166,732	973,732	575,412
Professional fees	33,248	16,331	116,463	52,482
Supplies	22,233	13,700	80,663	48,422
Rents and leases	9,889	3,329	32,528	12,201
Other operating expenses	57,847	31,466	206,746	110,654
Depreciation and amortization	18,630	10,971	63,550	32,667
Interest expense, net	28,810	14,716	106,742	48,221
Debt extinguishment costs	839	—	10,818	—
Loss (gain) on foreign currency derivatives	—	—	1,926	(15,262)
Transaction-related expenses	5,156	2,816	36,571	13,650

Total expenses	442,801	260,061	1,629,739	878,447

Income from continuing operations before income taxes	52,518	34,840	164,753	126,154
Provision for income taxes	11,603	12,539	46,397	42,922

Income from continuing operations	40,915	22,301	118,356	83,232
Income (loss) from discontinuing operations, net of income taxes	28	(172)	111	(192)

Net income	40,943	22,129	118,467	83,040
Net loss attributable to noncontrolling interests	614	—	1,078	—

Net income attributable to Acadia Healthcare Company, Inc.	$41,557	$22,129	$119,545	$83,040

Basic earnings attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations	$0.59	$0.38	$1.75	$1.51
Income (loss) from discontinuing operations	—	—	—	—

Net income	$0.59	$0.38	$1.75	$1.51

Diluted earnings attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations	$0.58	$0.37	$1.75	$1.50
Income (loss) from discontinuing operations	—	—	—	—

Net income	$0.58	$0.37	$1.75	$1.50

Weighted-average shares outstanding:
Basic	70,731	59,197	68,085	55,063
Diluted	71,145	59,529	68,391	55,327

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ACHC Reports Fourth Quarter Results

February 16, 2016

Acadia Healthcare Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
	2015	2014
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$11,215	$94,040
Accounts receivable, net of allowance for doubtful accounts of $29,332 and $22,449, respectively	216,626	118,378
Deferred tax assets	—	20,155
Other current assets	66,895	41,570

Total current assets	294,736	274,143
Property and equipment, net	1,709,053	1,069,700
Goodwill	2,128,215	802,986
Intangible assets, net	59,575	21,636
Deferred tax assets - noncurrent	56,105	13,141
Other assets	38,515	25,349

Total assets	$4,286,199	$2,206,955

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$45,360	$26,965
Accounts payable	91,341	48,696
Accrued salaries and benefits	80,696	59,317
Other accrued liabilities	72,806	30,956

Total current liabilities	290,203	165,934
Long-term debt	2,195,384	1,052,670
Deferred tax liabilities - noncurrent	23,936	63,880
Other liabilities	78,602	43,506

Total liabilities	2,588,125	1,325,990
Redeemable noncontrolling interests	8,055	—
Equity:
Common stock	707	592
Additional paid-in capital	1,572,972	847,301
Accumulated other comprehensive loss	(104,647)	(68,370)
Retained earnings	220,987	101,442

Total equity	1,690,019	880,965

Total liabilities and equity	$4,286,199	$2,206,955

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ACHC Reports Fourth Quarter Results

February 16, 2016

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2015	2014
	(In thousands)
Operating activities:
Net income	$118,467	$83,040
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	63,550	32,667
Amortization of debt issuance costs	6,709	3,198
Equity-based compensation expense	20,472	10,058
Deferred income tax expense	36,622	7,215
(Income) loss from discontinued operations, net of taxes	(111)	192
Debt extinguishment costs	10,818	—
Loss (gain) on foreign currency derivatives	1,926	(15,262)
Other	1,615	488
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(24,954)	(15,110)
Other current assets	(2,717)	(2,011)
Other assets	(8,021)	(6,513)
Accounts payable and other accrued liabilities	6,868	2,793
Accrued salaries and benefits	1,658	11,980
Other liabilities	9,236	2,749

Net cash provided by continuing operating activities	242,138	115,484
Net cash used in discontinued operating activities	(1,735)	(198)

Net cash provided by operating activities	240,403	115,286

Investing activities:
Cash paid for acquisitions, net of cash acquired	(574,777)	(738,702)
Cash paid for capital expenditures	(276,047)	(113,244)
Cash paid for real estate acquisitions	(26,622)	(23,177)
Settlement of foreign currency derivatives	(1,926)	15,262
Other	(5,099)	(913)

Net cash used in investing activities	(884,471)	(860,774)

Financing activities:
Borrowings on long-term debt	1,150,000	542,500
Borrowings on revolving credit facility	468,000	230,500
Principal payments on revolving credit facility	(310,000)	(284,000)
Principal payments on long-term debt	(31,965)	(7,695)
Repayment of assumed CRC debt	(904,467)	—
Repayment of senior notes	(97,500)	—
Payment of debt issuance costs	(26,421)	(12,993)
Payment of premium on senior notes	(7,480)	—
Issuance of common stock, net	331,308	374,431
Common stock withheld for minimum statutory taxes, net	(7,762)	(4,099)
Excess tax benefit from equity awards	309	4,617
Cash paid for contingent consideration	—	(5,000)
Other	(420)	(289)

Net cash provided by financing activities	563,602	837,972

Effect of exchange rate changes on cash	(2,359)	(3,013)

Net (decrease) increase in cash and cash equivalents	(82,825)	89,471
Cash and cash equivalents at beginning of the period	94,040	4,569

Cash and cash equivalents at end of the period	$11,215	$94,040

Effect of acquisitions:
Assets acquired, excluding cash	$1,988,634	$819,518
Liabilities assumed	(1,024,515)	(78,849)
Issuance of common stock in connection with acquisition	(380,210)	—
Redeemable noncontrolling interest resulting from an acquisition	(9,132)	—
Contingent consideration issued in connection with acquisition	—	(1,467)
Prior year deposits paid for acquisitions	—	(500)

Cash paid for acquisitions, net of cash acquired	$574,777	$738,702

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ACHC Reports Fourth Quarter Results

February 16, 2016

Acadia Healthcare Company, Inc.

Operating Statistics

(Unaudited, Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Same Facility Results (a,c)
Revenue	$310,621	$287,737	8.0%	$1,058,998	$980,464	8.0%
Patient Days	452,892	420,113	7.8%	1,556,908	1,442,058	8.0%
Admissions	21,561	19,202	12.3%	86,140	74,846	15.1%
Average Length of Stay (b)	21.0	21.9	-4.0%	18.1	19.3	-6.2%
Revenue per Patient Day	$686	$685	0.1%	$680	$680	0.0%
EBITDA margin	25.5%	25.7%	-20 bps	25.5%	25.0%	50 bps

U.S. Same Facility Results (a)
Revenue	$232,023	$215,774	7.5%	$903,898	$837,962	7.9%
Patient Days	339,170	318,211	6.6%	1,334,416	1,242,283	7.4%
Admissions	21,298	18,931	12.5%	85,548	74,256	15.2%
Average Length of Stay (b)	15.9	16.8	-5.3%	15.6	16.7	-6.8%
Revenue per Patient Day	$684	$678	0.9%	$677	$675	0.4%
EBITDA margin	25.1%	25.6%	-50 bps	25.3%	24.8%	50 bps

U.K. Same Facility Results (c)
Revenue	$78,598	$71,963	9.2%	$155,100	$142,502	8.8%
Patient Days	113,722	101,902	11.6%	222,492	199,775	11.4%
Admissions	263	271	-3.0%	592	590	0.3%
Average Length of Stay (b)	432.4	376.0	15.0%	375.8	338.6	11.0%
Revenue per Patient Day	$691	$706	-2.1%	$697	$713	-2.3%
EBITDA margin	26.7%	26.1%	60 bps	26.4%	26.4%	0 bps

U.S. Facility Results
Revenue	$388,955	$219,800	77.0%	$1,426,205	$850,625	67.7%
Patient Days	541,157	323,199	67.4%	2,025,338	1,262,445	60.4%
Admissions	31,382	19,368	62.0%	119,048	76,143	56.3%
Average Length of Stay (b)	17.2	16.7	3.3%	17.0	16.6	2.6%
Revenue per Patient Day	$719	$680	5.7%	$704	$674	4.5%
EBITDA margin	25.0%	25.2%	-20 bps	26.5%	24.6%	190 bps

U.K. Facility Results (c)
Revenue	$104,581	$71,963	45.3%	$360,698	$142,502	153.1%
Patient Days	160,039	101,902	57.1%	537,257	199,775	168.9%
Admissions	341	271	25.8%	1,387	590	135.1%
Average Length of Stay (b)	469.3	376.0	24.8%	387.4	338.6	14.4%
Revenue per Patient Day	$653	$706	-7.5%	$671	$713	-5.9%
EBITDA margin	26.6%	26.1%	50 bps	25.0%	26.4%	-140 bps

Total Facility Results (c)
Revenue	$493,536	$291,763	69.2%	$1,786,903	$993,127	79.9%
Patient Days	701,196	425,101	64.9%	2,562,595	1,462,220	75.3%
Admissions	31,723	19,639	61.5%	120,435	76,733	57.0%
Average Length of Stay (b)	22.1	21.6	2.1%	21.3	19.1	11.7%
Revenue per Patient Day	$704	$686	2.6%	$697	$679	2.7%
EBITDA margin	25.3%	25.4%	-10 bps	26.2%	24.9%	130 bps

(a)	Same-facility results for the three and twelve months ended December 31, 2015 and 2014 exclude one facility that is converting its residential treatment beds to acute psychiatric treatment beds and seven outpatient programs that have been closed.
(b)	Average length of stay is defined as patient days divided by admissions.
(c)	Revenue and revenue per patient day for the three and twelve months ended December 31, 2014 are adjusted to reflect the foreign currency exchange rate for the comparable periods of 2015 in order to eliminate the effect of changes in the exchange rate. The exchange rates used in the adjusted revenue and revenue per patient day amounts for the three and twelve months ended December 31, 2014 are 1.52 and 1.53, respectively.

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ACHC Reports Fourth Quarter Results

February 16, 2016

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net income attributable to Acadia Healthcare Company, Inc.	$41,557	$22,129	$119,545	$83,040
(Income) loss from discontinuing operations, net of income taxes	(28)	172	(111)	192
Net loss attributable to noncontrolling interests	(614)	—	(1,078)	—
Provision for income taxes	11,603	12,539	46,397	42,922
Interest expense, net	28,810	14,716	106,742	48,221
Depreciation and amortization	18,630	10,971	63,550	32,667

EBITDA	99,958	60,527	335,045	207,042

Adjustments:
Equity-based compensation expense (a)	5,896	3,083	20,472	10,058
Debt extinguishment costs (b)	839	—	10,818	—
Loss (gain) on foreign currency derivatives (c)	—	—	1,926	(15,262)
Transaction-related expenses (d)	5,156	2,816	36,571	13,650

Adjusted EBITDA	$111,849	$66,426	$404,832	$215,488

See footnotes on page 10.

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ACHC Reports Fourth Quarter Results

February 16, 2016

Acadia Healthcare Company, Inc.

Reconciliation of Adjusted Income from Continuing Operations Attributable to Acadia Healthcare Company, Inc. to

Net Income Attributable to Acadia Healthcare Company, Inc.

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Net income attributable to Acadia Healthcare Company, Inc.	$41,557	$22,129	$119,545	$83,040
(Income) loss from discontinuing operations, net of income taxes	(28)	172	(111)	192
Provision for income taxes	11,603	12,539	46,397	42,922

Income from continuing operations attributable to Acadia Healthcare Company, Inc. before income taxes	53,132	34,840	165,831	126,154

Adjustments to income from continuing operations:
Debt extinguishment costs (b)	839	—	10,818	—
Loss (gain) on foreign currency derivatives (c)	—	—	1,926	(15,262)
Transaction-related expenses (d)	5,156	2,816	36,571	13,650
Income tax provision reflecting tax effect of adjustments to income from continuing operations (e)	(16,834)	(10,506)	(62,392)	(39,522)

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$42,293	$27,150	$152,754	$85,020

Weighted-average shares outstanding - diluted	71,145	59,529	68,391	55,327

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.59	$0.46	$2.23	$1.54

See footnotes on page 10.

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ACHC Reports Fourth Quarter Results

February 16, 2016

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents debt extinguishment costs related to the repayment of $97.5 million of the Company’s 12.875% Senior Notes due 2018, including a prepayment premium of $7.5 million and the write-off of $3.3 million of deferred financing costs.

(c) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to acquisitions in the U.K. during 2015 and in July 2014.

(d) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(e) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 28.5% and 27.9% for the three months ended December 31, 2015 and 2014, respectively, and 29.0% and 31.7% for the year ended December 31, 2015 and 2014, respectively.

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